Listing Report:Supplement No. 219 dated Apr 19, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 270901
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.99%	Starting borrower rate/APR:	11.99% / 14.12%	Starting monthly payment:	$199.26

Auction yield range:	4.04% - 10.99%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	8.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1995	Debt/Income ratio:	38%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 8	Length of status:	6y 0m
Credit score:	740-759 (Apr-2010)	Total credit lines:	18	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$15,696	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	55%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	RPCV	Borrower's state:	DistrictOfColumbia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Finish our basement and rent it out
Purpose of loan:

To finish our basement.? Once finished, we plan to rent it to a friend.? So it will pay for itself in about a year.

Our?financial situation:

We?have always had?excellent credit.? We own our home and our car is paid off.

Monthly net (combined)?income: $5,000

Monthly expenses:????? $4,600

Mortgage?& Escrow???????2,000 (really only $1,820 but we pay more)
Car Insurance?????????????100
Gas & other car expenses? 250?
Water, Heat, Electricity??100
Phone, Cable, Internet??? 180
Food????????????????????? 500
Clothing????????????? ??? 100
Credit cards????????????? 300 (minimum payment $50 but we pay more)
Day care????????????????? 620?
Medical????????????????????50
Other Misc.? ?????????????400
Total???????????????????4,600

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454113
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	1	Inquiries last 6m:	3	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	4 / 4	Length of status:	8y 0m
Credit score:	620-639 (Apr-2010)	Total credit lines:	9	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$470	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	momfirst1027	Borrower's state:	Illinois	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	28 ( 100% )	620-639 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	540-559 (Nov-2007) 540-559 (Oct-2007) 520-539 (Aug-2007) 520-539 (Jun-2007)
Principal balance:	$456.77	1+ mo. late:	0 ( 0% )
Total payments billed:	28
Description
Vacations for families this summer!
Purpose of loan:
This loan will be used to pay a retainer fee for a grant that we have been approved for in the amount of $800,000. We will be working towards funding that will take approximately 6 months to receive. We will be helping families in the midwest take a free vacation where they would not have been able to before. We will provide over 10,000 families a 3 day 2 night hotel stay at a hotel participating with our program. We are able to do this by working with travel agencies and a great vacation company that will offer our families this for free. The money left over for which will be roughly $3000 after we pay our grant retainer will go towards the printing of our vacation certificates for the families and mailing supplies.

Many wonder how we as a company can help others and make any money out of the deal. We will not make any money on the front end but for every family that takes their vacation we will make money from the companies on the back end. So we are helping and will make money for every family who redeems their free vacation and takes it. We are planning on donating most of this money to our help the kids fund which will offer school supplies and school clothes to alot of families in Illinois.
My financial situation:
I am a good candidate for this loan because I have had a loan with prosper and have never missed a payment or paid late. I am done with this previous loan in one month and I am a honest, hardworking, and loyal client and person.

Monthly net income: $ $6000

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 130
??Car expenses: $ 250
??Utilities: $ 400
??Phone, cable, internet: $ 150
??Food, entertainment: $ 250
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 120
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454177
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.06%	Starting borrower rate/APR:	18.06% / 20.27%	Starting monthly payment:	$108.55

Auction yield range:	17.04% - 17.06%	Estimated loss impact:	25.94%
Lender servicing fee:	1.00%	Estimated return:	-8.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1996	Debt/Income ratio:	13%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	5y 5m
Credit score:	620-639 (Apr-2010)	Total credit lines:	23	Occupation:	Professional
Now delinquent:	4	Revolving credit balance:	$1,298	Stated income:	$50,000-$74,999
Amount delinquent:	$2,179	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	2
Screen name:	goodrich09	Borrower's state:	Illinois	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	34 ( 100% )	620-639 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	620-639 (Jan-2010) 520-539 (Jun-2007)
Principal balance:	$165.31	1+ mo. late:	0 ( 0% )
Total payments billed:	34
Description
1st Car For My Son
Purpose of loan:
This loan will be used to buy a car for my son. He is?17 years old and has a part time job.?He technically will be paying for it but I am fully capable to cover the payments if he is unable. The reason that I am trying Prosper are that banks will not fund a loan this low. The finance companies offer very high interest rates. We found?a 1999 Nissan Maxima with low miles through a friend. I currently have a loan with Prosper that will be paid off in June, so I will pay this, no worries! My rating is a little low due to just buying a house.

My financial situation:
I am a good candidate for this loan because I just bought a house and am committed to keeping my credit score high.?I have a?great job with a solid company?that I have?worked at for 5.5 years and?I just received a promotion.

Monthly net income: $ 3448

Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 50
??Car expenses: $?353
??Utilities: $ 140
??Phone, cable, internet: $ 125
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454621
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2004	Debt/Income ratio:	15%
Basic (1-10):	2	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	5 / 4	Length of status:	2y 1m
Credit score:	620-639 (Apr-2010)	Total credit lines:	13	Occupation:	Computer Programmer
Now delinquent:	2	Revolving credit balance:	$424	Stated income:	$75,000-$99,999
Amount delinquent:	$1,151	Bankcard utilization:	84%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	7
Screen name:	arisensun	Borrower's state:	Washington	Borrower's group:	Free Libertarians
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	26 ( 72% )	620-639 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	10 ( 28% )	540-559 (Mar-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Payment Plan for Tax Liability
Purpose of loan:
My wife is self employed and did not pay enough taxes in 2009 and we are now?in debt to the IRS.? We are paying more quarterly taxes on her income this year and?will not be facing this issue in 2010.? I will be using this loan to pay the full tax debt so that we don't have to?tap into?our savings or retirement.? I am unable to negotiate a payment plan with the IRS due to a very small amount of money that was due from a previous year, we have filed an extension and have 120 days to pay the liability.

My financial situation:
I have paid off all of my credit cards (I currently owe about $450 on 1)?and currently owe about?$20,000?on 2 vehicles.? I owe about $7500 in taxes from 2010.? I have over $16,000 in my 401k and about $5000 total in savings.?

In 2008 my wife was hospitalized for congestive heart failure and we had accumulated about $50,000 in medical bills after insurance.? All of those medical bills have been fully paid off over the last 2 years, I have reduced my debt and I have also?increased my income by getting a new job.? I did struggle some what to pay all of the medical bills?and did hurt my credit juggling those?payments.?This year, my credit?score has been going back up and I have been able to?start saving money again.? I had some small things in the past but I have negotiated payments for all of those and my credit score will be increasing due to that soon also.? My wife has fully recovered from her illness and she now sells jewelry online, we have good health insurance through my work now.? This illness happened during a small gap when I was a contractor and not a full time employee so I didn't have very good health insurance.

Monthly net income: $5400

Monthly expenses: $
??Housing: $ 1495
??Insurance: $ 200
??Car expenses: $?800
? Utilities: $ 150
??Phone, cable, internet: $ 150
??Food, entertainment: $ 500
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 50
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454693
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$102.57

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2000	Debt/Income ratio:	31%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	17 / 17	Length of status:	7y 10m
Credit score:	640-659 (Apr-2010)	Total credit lines:	31	Occupation:	Truck Driver
Now delinquent:	0	Revolving credit balance:	$15,168	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	78%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	awe-inspiring-loyalty0	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
To get married
Purpose of loan:
This loan will be used to? get married to my Fiance.

My financial situation:
I am a good candidate for this loan because?I have never filed for a Bankruptcy or neglected to meet my obligations.?

Monthly net income: $ 2,800.00

Monthly expenses: $ 2,219.00
??Housing: $ 825.00
??Insurance: $?440.00?-6 months

??Car expenses: $ 125.00
??Utilities: $ 50.00
??Phone, cable, internet: $235.00
??Food, entertainment: $ 225.00
??Clothing, household expenses $ 75.00
??Credit cards and other loans: $ 864.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454699
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,400.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	6.50%	Starting borrower rate/APR:	7.50% / 9.58%	Starting monthly payment:	$74.65

Auction yield range:	4.04% - 6.50%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	4.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2006	Debt/Income ratio:	6%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 9	Length of status:	2y 7m
Credit score:	760-779 (Apr-2010)	Total credit lines:	16	Occupation:	Engineer - Electric...
Now delinquent:	0	Revolving credit balance:	$4,384	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	10%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	nickel-sleuth	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying of my credicards
Purpose of loan:
This loan will be used to debt consolidation

My financial situation:
I am a good candidate for this loan because I have a good credit background. I need save the higher rate the banks are charging me on amount requested.

Regards,

Jaime
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454705
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,700.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$314.70

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	35.44%
Lender servicing fee:	1.00%	Estimated return:	-18.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1995	Debt/Income ratio:	9%
Basic (1-10):	1	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	0 / 0	Length of status:	7y 8m
Credit score:	680-699 (Apr-2010)	Total credit lines:	2	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	trade-delight7	Borrower's state:	DistrictOfColumbia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off my wedding
Purpose of loan:
This loan will be used to? Pay off my wedding debt.

My financial situation:
I am a good candidate for this loan because?I will do whatever I need to pay it off, I am already searching for a second job and freelance design work

Monthly net income: $ 2300

Monthly expenses: $
??Housing: $ 800
??Insurance: $
??Car expenses: $ 0
??Utilities: $ 110
??Phone, cable, internet: $ 50
??Food, entertainment: $ 100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454709
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	3	Employment status:	Self-employed
Enhanced (1-5):	3	Current / open credit lines:	9 / 8	Length of status:	5y 8m
Credit score:	680-699 (Apr-2010)	Total credit lines:	19	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$16,784	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	78%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	stevenga64	Borrower's state:	Georgia	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	22 ( 100% )	680-699 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	740-759 (Aug-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Pay-off Credit Card Debt!
Purpose of loan:
I will be using this loan to pay off credit card debt. I will?use this loan from Prosper to pay down BOA? credit line of $7500. I have saved $1200 of my own money to go towards this loan payoff. Secondly I can use the rest of the loan amount to pay down Chase CC and Citi CC both have $2000 balances.

My financial situation:
I have never been delinquent on any payments. I have moved?home with?family to reduce my expenses.? I paid my first prosper loan off in two years.
I work part-time time with the Federal Government(seasonal January-June) doing data entry $12.27 per hour and a temp agency doing the same thing both jobs I have w-2's for 2009. I do have a small real estate investing company that I manage with my mother that pays me $1200 a month as a property manager. I also have a w-2 from 2009 for this job . I have no other debt no car note, or home mortgage.

Monthly net income: $ 2200

Monthly expenses: $
??Housing: $ 200
??Insurance:?$50
??Car expenses: $0
??Utilities: $?80
??Phone, cable, internet: $?80
??Food, entertainment: $?75
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 300
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454711
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,300.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$149.28

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2006	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	3	Inquiries last 6m:	3	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	2 / 2	Length of status:	0y 6m
Credit score:	640-659 (Apr-2010)	Total credit lines:	7	Occupation:	Student - College S...
Now delinquent:	0	Revolving credit balance:	$477	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	joyous-community6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Investing in Education
Purpose of loan:
This loan will be used to cover college expenses, including tuition, books, and housing. I need to pay off the rest of this semester and have some money for books and tuition during summer session.

My financial situation: (PLEASE READ!)
My father was recently wrongfully terminated from his long-time position at his family's company and is now in the middle of a lawsuit against his bosses, which happen to be his brothers. Before, he was paying my rent which is $800/month. Now he can only afford to give me a little over $100 each month. In October of 2009, I started doing dog walking and sitting services for clients around my area, some using my services every week, others randomly. My net monthly income from these services ranges between $650-750. When my father was terminated, I immediately began looking for a job. However, as most of you know, it is hard to find work in today's economy, and it was not until until the other day that I was able to secure a part time position, which is how I can afford this loan. I am an intelligent, capable, and motivated student trying to stay in school while my family is going through these tough financial times.

Monthly net income: $ 800-900 ($1200-1300 including new part-time work

Monthly expenses: $ 1150
??Housing: $ 800
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 150
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 100
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454729
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$254.71

Auction yield range:	17.04% - 29.00%	Estimated loss impact:	19.69%
Lender servicing fee:	1.00%	Estimated return:	9.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2008	Debt/Income ratio:	17%
Basic (1-10):	4	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	4 / 3	Length of status:	1y 0m
Credit score:	700-719 (Apr-2010)	Total credit lines:	4	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$188	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	12%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	benevolent-dime3	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Honest person buying my first car
Purpose of loan:
This loan will be used to? buy my very first used, but new to me car:)

My financial situation:
I am a good candidate for this loan because? I have a very steady job and a 694 credit score, only under 700 due to a car dealership applying for a loan without my consent. I am diligent in paying all my bills on time and take pride in being trustworthy, hardworking, and an overall god person.?

Monthly net income: $ It is an hourly position so it will fluctuate a bit but always between 1300-1700.

Monthly expenses: $ i live with my fiance and he takes care of the rent and most utilities. I have my cell phone at about $100 a month and I've paid off all my credit cards except for one card that has a balance of about 188 dollars left on it. I will pay an electric bill of 60 here or there but my fiance takes care of most of them and would be helping out with the loan as well so he can stop being my chauffeur :D
??Housing: $ 0
??Insurance: $ 0, but car insurance will be 80
??Car expenses: $ 0
??Utilities: $ 60
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 188 total left on one credit card
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454735
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$95.48

Auction yield range:	8.04% - 21.00%	Estimated loss impact:	6.99%
Lender servicing fee:	1.00%	Estimated return:	14.01%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1980	Debt/Income ratio:	28%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	15 / 14	Length of status:	20y 11m
Credit score:	660-679 (Apr-2010)	Total credit lines:	36	Occupation:	Food Service Manage...
Now delinquent:	0	Revolving credit balance:	$52,410	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	purposeful-cash	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Debt
Hi All,

The purpose of this loan is to payoff a credit card.
The payoff time will be 3-6 months. At that time, I will
ask for a higher amount to pay off a 2nd card. I have a
home based business in addition to my job of 21+ years.
My wife also has had her job for more than 20 years.
We are a good risk for this loan because we have a
successful track record of paying off our debts.
Eventually, I would like to be an investor on Prosper as well.

Thanks, for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454741
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	20.53%	Starting borrower rate/APR:	21.53% / 23.79%	Starting monthly payment:	$379.48

Auction yield range:	8.04% - 20.53%	Estimated loss impact:	6.68%
Lender servicing fee:	1.00%	Estimated return:	13.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1997	Debt/Income ratio:	Not calculated
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	0y 2m
Credit score:	820-839 (Apr-2010)	Total credit lines:	19	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$1,828	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	12%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	exchange-fate	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Putter inventory for golf season
Purpose of loan:
This loan will be used to purchase inventory of approximately 200 custom milled putters for my company Piretti Golf.? I am currently selling approximately 30 putters a month on the website www.pirettigolf.com.? This?loan will enable me to increase the inventory so I can?meet the upcoming demand.?

My financial situation:
I am a good candidate for this loan because I have an excellent credit history.? I have a solid business plan and company that is just starting to get established.? The product is exceptional and I already have hundreds of satisfied customers.? This inventory should sell quickly and there should be no issues in making the monthly payments.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454785
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.53%	Starting borrower rate/APR:	22.53% / 25.71%	Starting monthly payment:	$46.16

Auction yield range:	8.04% - 21.53%	Estimated loss impact:	7.01%
Lender servicing fee:	1.00%	Estimated return:	14.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2000	Debt/Income ratio:	74%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	2 / 2	Length of status:	1y 3m
Credit score:	680-699 (Apr-2010)	Total credit lines:	6	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$1,220	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	61%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	obedient-hope1	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying For College
Purpose of loan:
I am going to use this loan to pay for my books and cover the rest my financial aid did not cover

My financial situation:
I am a good candidate for this loan because I pay all my bills on time i am never late on a payment ever.

Monthly net income: $
1500
Monthly expenses: $
??Housing: $ 400
??Insurance: $ 89
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $20
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 20
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454791
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$215.61

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1998	Debt/Income ratio:	26%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 9	Length of status:	13y 6m
Credit score:	640-659 (Apr-2010)	Total credit lines:	27	Occupation:	Civil Service
Now delinquent:	0	Revolving credit balance:	$4,399	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	70%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	marketplace-buddy	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	640-659 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	580-599 (Sep-2008)
Principal balance:	$626.22	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Getting Rid of IRS/Credit Card Debt
Purpose of loan:
This loan will be used to pay off IRS and credit card debt.

My financial situation:
I am a good candidate for this loan because I am trying to? pay off the IRS and resolve my credit card debt.

Monthly net income: $ 5100

Monthly expenses: $?3640
??Housing: $ 950????????
??Insurance: $ 125
??Car expenses: $665?
??Utilities: $200
??Phone, cable, internet: $250
??Food, entertainment: $ 300
??Clothing, household expenses $ 200
??Credit cards and other loans: $?650
??Other expenses: $ 300
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454797
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.99%	Starting borrower rate/APR:	9.99% / 13.55%	Starting monthly payment:	$32.26

Auction yield range:	4.04% - 8.99%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1999	Debt/Income ratio:	20%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	3 / 3	Length of status:	2y 8m
Credit score:	760-779 (Apr-2010)	Total credit lines:	14	Occupation:	Laborer
Now delinquent:	1	Revolving credit balance:	$203	Stated income:	$1-$24,999
Amount delinquent:	$473	Bankcard utilization:	2%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	jjsparks28	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reinvesting In Prosper
Purpose of loan

Hello I have been lending on here for 3 years now I lend out at high rates to cover the defaults and collection fee so I don't lend out under 20% my goal with this loan would be to lend it out at like 28-30% rates flip the principles over to new loans and interest my goal is use to retire early .I like to help people but I don't pick people with high deliquesces I do lend out at higher rates because of the risk involved as of right now I have around 2500 on prosper at a average return rate of 25% I have a low lenders default rate only $40 I am making more off here then my 401k LOL

My financial situation:
I work in a ware house and I work part time at a fast food place I also have a 401k at my full time job and own a condo and?I rent out my other room for $300 a mo my car is almost paid off and I am ahead on my?mortgage by 4 mos.I did not included my overtime in my income nor my renters income or my part time job my income is really around $31,000 I have a delinquent amount of 423? from a car?accident and the other carinsurance? company has'nt paid?one bill yet I have been pushing them to pay so it can come off my credit report.

mortgage 440 4 mo ahead
internet 40
Hoa 130
utilities100
food 100
car 226 only 1500 left on it
car insurance 100 full coverage
gas 100 its a chevy aveo its cheap on gas
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454821
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$123.09

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1986	Debt/Income ratio:	57%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	18 / 17	Length of status:	9y 10m
Credit score:	660-679 (Apr-2010)	Total credit lines:	46	Occupation:	Medical Technician
Now delinquent:	1	Revolving credit balance:	$15,191	Stated income:	$50,000-$74,999
Amount delinquent:	$137	Bankcard utilization:	45%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	6
Screen name:	sparkling-agreement	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
GETTING DEBT FREE
Purpose of loan:
This loan will be used to?? TO PAY OFF PAYDAY LOANS AND OTHER HIGH INTEREST?DEBT.?

My financial situation:
I am a good candidate for this loan because?I ALWAYS PAY MY DEBTS.? MY CREDIT?SCORE IS COMPRAMISED BECAUSE I ENTERED A NATIONAL DEBT RELIEF PROGRAM 3 YEARS AGE AND HAVE I MORE YEAR ON IT.? IT WAS FOR MY VERY HIGH INTEREST CREDIT CARDS THAT?I HAD ERRONOUSLY USED TO PAY?OFF A MAJOR SURGERY.? I WAS NEVER BEHIND ON THEM, I WAS JUST NOT? MAKING PROGRESS.? I LACK? I YEAR AND HAVE NEVER BEEN LATE ON A PAYMENT.? DUE TO THIS HIT ON MY CREDIT I HAVE HAD TO USE LOAN SHARK LENDERS FOR EVERY DAY INCIDENTS THAT REQUIRE AN INFLUX OF CASH, I.E. PROPERTY AND INCOME TAXES. OUR HOME AND VEHICLES HAVE NEVER BEEN FOR THAN A FEW DAYS LATE EITHER.

Monthly net income: $ 2700.00

Monthly expenses: $
??Housing: $ PAID BY?HUSBAND ( MARRIED 25 YEARS)
??Insurance: $ PAID BY HUSBAND
??Car expenses: $?PAID BY HUSBAND
??Utilities: $ PAID BY HUSBAND
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ PAID BY HUSBAND
??Credit cards and other loans: $ 1300.00? INCLUDES DEBT SOLUTION LOAN?
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454827
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	13.00%	Starting borrower rate/APR:	14.00% / 16.16%	Starting monthly payment:	$136.71

Auction yield range:	4.04% - 13.00%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	10.85%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2000	Debt/Income ratio:	55%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	21 / 17	Length of status:	5y 11m
Credit score:	700-719 (Apr-2010)	Total credit lines:	34	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$15,128	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	70%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	newest-unconquerable-p2ploan	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to...? pay off a high interest credit card.

My financial situation:
I am a good candidate for this loan because?I have had no lates, collections, or other negative marks on my credit. I have no outstanding collections and everything on my credit report is current.

Monthly net income: $ 4300

Monthly expenses: $ 2100
? Housing: $800
? Insurance: $100
? Car expenses: $200
? Utilities: $100
? Phone, cable, internet: $100
? Food, entertainment: $300
? Clothing, household expenses $200
? Credit cards and other loans: $300
? Other expenses: $?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454839
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2007	Debt/Income ratio:	11%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	1 / 0	Length of status:	0y 4m
Credit score:	640-659 (Apr-2010)	Total credit lines:	25	Occupation:	Laborer
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	economy-mirth	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need a vehical
Purpose of loan:
This loan will be used to?To get me a vehical to get back an forth to work, each day.?

My financial situation:
I am a good candidate for this loan because?I'm really responsible, an im really good on keeping up with payments?

Monthly net income: $1,159

Monthly expenses: $
??Housing: $ 213
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454845
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.99%	Starting monthly payment:	$61.54

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2006	Debt/Income ratio:	46%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	0 / 0	Length of status:	9y 4m
Credit score:	660-679 (Apr-2010)	Total credit lines:	2	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	first-careful-payout	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
household bills
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455003
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.04%	Starting borrower rate/APR:	18.04% / 20.25%	Starting monthly payment:	$253.21

Auction yield range:	17.04% - 17.04%	Estimated loss impact:	35.44%
Lender servicing fee:	1.00%	Estimated return:	-18.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1987	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	1	Inquiries last 6m:	5	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	8 / 9	Length of status:	4y 8m
Credit score:	720-739 (Apr-2010)	Total credit lines:	29	Occupation:	Attorney
Now delinquent:	1	Revolving credit balance:	$119,784	Stated income:	$50,000-$74,999
Amount delinquent:	$21	Bankcard utilization:	99%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	admirable-peace3	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit card
Purpose of loan:
This loan will be used to pay off a high interest rate credit card that was used to build my businesses, which are growing in revenue each year. The interest rate on the credit card that I would like to pay off (at a reduced interest rate) is 28.99%. I would also prefer to make interest payments to Prosper lenders instead of major credit card companies as I greatly appreciate Prosper investors' role in improving our economy - thank you.

My financial situation:
I am a good candidate for this loan because I am current on all of my monthly payments, I am a lawyer with 16 years of experience and an entrepreneur with passive income, so I have several revenue sources, I have never defaulted on a loan, never filed bankruptcy, nor had property foreclosed. I have been a real property owner for the last 10 years +/- and maintaining a good credit rating and history is very important to me.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455009
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.95%	Starting borrower rate/APR:	18.95% / 21.17%	Starting monthly payment:	$366.31

Auction yield range:	17.04% - 17.95%	Estimated loss impact:	35.50%
Lender servicing fee:	1.00%	Estimated return:	-17.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	1	Inquiries last 6m:	8	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	16 / 12	Length of status:	18y 3m
Credit score:	720-739 (Apr-2010)	Total credit lines:	45	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$91,993	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	90%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	integrity-brilliance1	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Point of Sale system
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455015
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	14.04% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2000	Debt/Income ratio:	18%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 9	Length of status:	2y 5m
Credit score:	660-679 (Apr-2010)	Total credit lines:	22	Occupation:	Analyst
Now delinquent:	1	Revolving credit balance:	$115	Stated income:	$50,000-$74,999
Amount delinquent:	$251	Bankcard utilization:	23%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	professorbooty	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	660-679 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	640-659 (Oct-2009) 640-659 (Jul-2008)
Principal balance:	$2,737.20	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
a little more help
Purpose of loan:
Within the last year I had to use my credit card (which was paid off) for emergencies.? I have since missed a couple payments and am being killed with interest rates and fees.?? I can't seem to get ahead with this situation, and would much rather pay back the 3 year loan that Prosper offers.

My financial situation:
I am a good candidate for this loan because? I can afford the repayment of this loan and would prefer to pay back this loan rather than continue down the cyclical path I have been living with the CC company.? I have an outstanding loan with Prosper (100% on time payments) - and would like to utilize this avenue to rid myself of this horrid debt.?

Monthly net income: $ 4800
Monthly expenses: $
??Housing: $?1200
??Insurance: $ 150
??Car expenses: $ 0
??Utilities: $ 150
??Phone, cable, internet: $ 150 (work?paid)
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $?1000
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455033
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,400.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.52%	Starting borrower rate/APR:	9.52% / 11.62%	Starting monthly payment:	$140.99

Auction yield range:	4.04% - 8.52%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1984	Debt/Income ratio:	28%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	4y 3m
Credit score:	740-759 (Apr-2010)	Total credit lines:	12	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,217	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	16%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	julesh7002	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 100% )	740-759 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	760-779 (May-2008) 760-779 (Mar-2008)
Principal balance:	$2,340.33	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Recession Recovery Plan
Purpose of loan:
This loan will be used to? consolidate bills , so I can start putting $$$ into savings again.?And I realize that the laws in my home state of PA limit the interest rate, but I'd rather pay interest to YOU than some commercial bank or credit union that will just see me as an account number and a few boxes on a spreadsheet!

I'm going to get a loan and pay interest to someone...Why not YOU?

My financial situation:
I am a good candidate for this loan because?I'm now on a no plastic/low-plastic "diet."? ?I hate having this debt clouding my life.? And I'm working hard to get back to a comfy $$$ situation.?

I work as a medical biller, so my job's quite recession-proof.?? I have a good work ethic, and also do volunteer work in the community.? Even my job,? fighting health insurance companies, so the patient's don't have to pay the bills, is about helping people.

I'm a rare female who's not to keen on shopping.? And I lived quite simply but nicely before the economy.

I'm getting by okay, and meeting my bills; but this loan will give me a littlee breathing room; and the chance to put some money aside for unexpected expenses.

And?My Plan is to ?eventually become a lender here myself!

Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455045
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.38%	Starting borrower rate/APR:	9.38% / 11.48%	Starting monthly payment:	$159.88

Auction yield range:	4.04% - 8.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1999	Debt/Income ratio:	Not calculated
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 8	Length of status:	2y 2m
Credit score:	780-799 (Apr-2010)	Total credit lines:	17	Occupation:	Social Worker
Now delinquent:	0	Revolving credit balance:	$2,564	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	7%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dressage-rider	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
truck to pull my horse trailer
Purpose of loan:
This loan will be used to purchase a pick-up truck to pull my horse trailer.

I am a Social Worker that works with high risk clients, men mandated for domestic violence, and? felons with records of repeated offenses and substance abuse problems.? This is stressful but important work and my "therapy" is the time I spend working with horses.

My financial situation:
I am a good candidate for this loan because?My partner and I own our home, I own my car which is a recent model. Our bills are current and we have no credit card debt.? In addition to my part-time jobs,? I have started a new private practice which is growing and recently opened a new office in a town 40 miles south of us.

?I love the idea of Prosper, I would even pay a few points more to know that my money is not going to big business.

Thank you for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455051
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	21.50%	Starting borrower rate/APR:	22.50% / 24.77%	Starting monthly payment:	$365.27

Auction yield range:	17.04% - 21.50%	Estimated loss impact:	35.72%
Lender servicing fee:	1.00%	Estimated return:	-14.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2001	Debt/Income ratio:	Not calculated
Basic (1-10):	1	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	8 / 6	Length of status:	5y 1m
Credit score:	720-739 (Apr-2010)	Total credit lines:	14	Occupation:	Food Service Manage...
Now delinquent:	0	Revolving credit balance:	$17,273	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	gold-linkage2	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
coin operated pool tables
Purpose of loan:
This loan will be used to? purchase coin-operated pool tables (4) for an existing business that has been operating for about fifteen years. my company has purchased property and intends to replace existing tables which are owned by an exterior company. this way we can keep more money in the business. the tables now bring in a very good profit, which half goes back to the company that owns them. with me purchasing them half will go to paying the loan back.

My financial situation:
I am a good candidate for this loan because? i have excellent credit. i'm a hard worker in the company for five years now, and have moved from bartender to manager to now vice president. i also maintain my bartending shifts which provides alot of extra income.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455057
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	3	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	1	Current / open credit lines:	15 / 13	Length of status:	15y 7m
Credit score:	640-659 (Apr-2010)	Total credit lines:	40	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$34,517	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	thewindowtinter	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	33 ( 97% )	640-659 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	1 ( 3% )	660-679 (Feb-2008) 660-679 (Jan-2008) 660-679 (Dec-2007) 660-679 (Nov-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	34
Description
Inventory for summer
Hello and thanks for considering my loan offer.? I am a returning Prosper borrower.? I paid off my last loan 2 months early.? I am very happy with the way that Prosper helped my business in the last 3 years.? I am in the process of paying down business credit cards that I had obtained in 2008-2009, and prefer the fixed payments of a Prosper loan over varying interest rates & fees etc.?

Purpose of loan:

This loan is to be used for increasing inventory for the busy summer car audio & electronics season.?

My financial situation:
I am? moving into my 16th year of operation at Performance Autosound.? Business has been improving all year and sales are up 35% over 2009.? 2008-2009 were very challenging years, but 2010 show good signs of growth & potential.? Personally, I have been able to maintain all debts current, and do have some cash reserves tucked away.? The funding from Prosper would be used for fresh new inventory.

By cutting staff & other expenses over the last 2 years I have managed to maintain profitability with the business even in this economy.? The re-payment of this loan comes directly from the business, and compared to other inventory financing, Prosper is the most cost effective.

Thanks again for your consideration,
Bob
Performance Autosound
www.performanceautosoundweb.com

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455069
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.99%	Starting monthly payment:	$61.54

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1977	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Not employed
Enhanced (1-5):	4	Current / open credit lines:	5 / 5	Length of status:	0y 1m
Credit score:	640-659 (Apr-2010)	Total credit lines:	42	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$1,708
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	10
Screen name:	marble3	Borrower's state:	WestVirginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Going to truck driving school
Purpose of loan:
This loan will be used?to get me to the school and back. Also it will help me with meals while I am there.?

My financial situation:
I am a good candidate for this loan because I am a hard worker that had some bad luck, I lost my job in March. With the school I plan on going to, I will be able to repay this loan back with no problems. I do collect unemployment that covers all the bills I have pluse if I get?this one with no problems?
Monthly net income: $2544
Monthly expenses: $
??Housing: $ 645
??Insurance: $ 75
??Car expenses: $ 411
??Utilities: $ 95
??Phone, cable, internet: $ 75
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 55
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455081
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$278.73

Auction yield range:	17.04% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1992	Debt/Income ratio:	43%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	9 / 7	Length of status:	1y 10m
Credit score:	660-679 (Apr-2010)	Total credit lines:	31	Occupation:	Other
Now delinquent:	2	Revolving credit balance:	$13,499	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	88%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dignified-kindness6	Borrower's state:	Montana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off credit cards.

My financial situation:
I am a good candidate for this loan because my I have no other debt other than student loans.? I have no house payment or car payment.

Monthly net income: $ 2000

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 65
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 100
??Food, entertainment: $ 250
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 1000
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454678
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$258.74

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1986	Debt/Income ratio:	64%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	24 / 22	Length of status:	19y 8m
Credit score:	640-659 (Apr-2010)	Total credit lines:	53	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$34,758	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	murphy85	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 88% )	640-659 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	3 ( 12% )	680-699 (Jan-2008)
Principal balance:	$4,777.87	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Paying off credit cards
Purpose of loan:
This will be on 2nd loan with Prosper.? I have proved over the last years that I have been responsible for this loan and never missed a payment.??This loan will be used to pay some lower dollar amount credit cards.?I would certainly like a lower interest rate, but my goal is to begin condensing the payments I have into one or two payments.? Over the last few years, this has proven to be an effective way for me and allow me to payoff the credit card debt that is beginning to haunt me!? As a single mother,?I have?raised a terrific son,?who will graduate from college in July.??I am paying?high interest rates, because my debt is high!??I believe?with this loan, I could get my debt/income ratio lowered much faster by paying down the debt faster.??My main job earns my ~$55000 with overtime; and I also have a second job that gives me much needed?monthly income (about $400 - 500 per month).??My credit score is still?good; but it could certainly be better!?I know I ran into a "bad" patch with some late payments in the December time frame ( had some major car issues), but all is good now!? I have eliminated all extraneous expenses and I?would?love to be?out of debt completely.??With the higher interest rates I have, I don't seem to be making headway!? I live with my elderly?mom to help her out, and consequently have?no housing costs (as her house is paid off). I just need to see some light at the end of the tunnel.? My goal is to be totally debt-free within 3 years!?

My financial situation:
I am a good candidate for this loan as I have proven my responsibility to paying off the first loan and because I have a goal to retire within the next 15 years, and I?am on a quest to be debt free within three years!? I am extremely motivated to do this!? And, if?possible, this loan will not be outstanding for 3 years; I would like to?pay it off sooner than later.??????

Monthly net income: $ 2500

Monthly expenses: $
??Housing: $ 0
??Insurance: $500/year
??Car expenses: $ 375/month in payment; $100/month in gas????
??Utilities: $ 0
??Phone, cable, internet: $ 150/month?
??Food, entertainment: $50
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 1300
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454696
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	25.57%	Starting borrower rate/APR:	26.57% / 28.90%	Starting monthly payment:	$284.16

Auction yield range:	17.04% - 25.57%	Estimated loss impact:	19.48%
Lender servicing fee:	1.00%	Estimated return:	6.09%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1987	Debt/Income ratio:	62%
Basic (1-10):	5	Inquiries last 6m:	3	Employment status:	Part-time employee
Enhanced (1-5):	1	Current / open credit lines:	12 / 12	Length of status:	0y 2m
Credit score:	680-699 (Apr-2010)	Total credit lines:	28	Occupation:	Analyst
Now delinquent:	0	Revolving credit balance:	$41,278	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	71%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	bold-impressive-responsibility	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation-Business Expense
Purpose of loan:
This loan will be used to consolidate/refiance debt from a business.??Business is operating and sales will?be?sufficient to cover debt.? However, I do have monthly employment income to cover payments.?

My financial situation:
I am a good candidate for this loan because I have a steady source of income.? I have been employed as a finance professional for over 17 years.? I have a B.S. in Business Administration and an MBA.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454702
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1993	Debt/Income ratio:	38%
Basic (1-10):	1	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	6 / 6	Length of status:	1y 5m
Credit score:	600-619 (Apr-2010)	Total credit lines:	47	Occupation:	Professional
Now delinquent:	5	Revolving credit balance:	$1,198	Stated income:	$25,000-$49,999
Amount delinquent:	$2,218	Bankcard utilization:	139%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	27
Screen name:	la_liona	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	15 ( 42% )	600-619 (Latest)
Principal borrowed:	$5,500.00	< mo. late:	21 ( 58% )	560-579 (Dec-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Previous Prosper Mbr Debt Consolida
About Me
I graduated from Eastern Illinois?University in May 2005 as an older student...I am?working full-time plus part-time on the side.? Currently I work for the U.S. Census Bureau as a Supervisor and have just been extended to the fall, and am working a part-time job as a Nail Tech (weekends) and am an Professional Actor.? I am a Navy Veteran with a downgraded secret security clearance, as well as a former U.S. Government employee.??

About my Credit?
I am a?HR with ScoreX .?

With a?Prosper Loan I can consolidate two small private student loans of which my Mom co-signed on, but she passed late last summer and I must reduce the interest rate on these loans (I cannot combine them with my FASFA loans).?? Additionally I owe some taxes and would like to pay these back in full.? I have been paying back on these private loans and still owe more than the original loan amounts, which is quite discouraging.? I show deliquent payments due to the fact I went through a LONG period of unemployment and was paying a late every month, but was still paying!? In addition, despite being unemployed I still made my former Prosper loan payment every month (no matter what).? I have improved my credit score and would love to get the private student loans and taxes paid!
Student loans????????????????????????75 monthly
Utilities?????????????????????????????????48
Rent????????????????????????????????????934
Auto Ins??????????????????????????????? 91
Car Payment??????????????????????? 267
Food???????????????????????????????????150
Misc?(includes cell phone)???? 120??
Total??????????????????????????????? ?$?1685 monthly expenses

My Solution
With this loan, I would like to simplify things by making only one payment that would be paid off in full in under 3 years. My plans for this loan are:?Pay off?the private student loans,?and pay my taxes.? I have?run out of forbearance on my student loans, and have been paying on the two privates for over five years now! I?have suggested beginning?at under 24% APR because I realize that lenders deserve a competitive interest rate and I would like to keep the rate lower than the private student loans interest rate (which has no cap). I hope to see my rate bid down!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454708
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	30.00%	Starting borrower rate/APR:	31.00% / 33.39%	Starting monthly payment:	$215.01

Auction yield range:	14.04% - 30.00%	Estimated loss impact:	15.38%
Lender servicing fee:	1.00%	Estimated return:	14.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	Not calculated
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	4y 6m
Credit score:	660-679 (Apr-2010)	Total credit lines:	22	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$5,820	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	13
Screen name:	loyalgain	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	29 ( 100% )	660-679 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	660-679 (Mar-2010) 600-619 (Oct-2007)
Principal balance:	$256.37	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
2nd Prosper Loan- CC Consolidate
The Good and the Bad...
Let's address the Bad first.
We filed bankruptcy in 06... (By law we are not able to file again ... which adds security to you for this loan.) My Credit report may show accounts that were part of the bankruptcy and have not been updated... I do not have any Delinquencies at this time... we pay or Bills on time every month.
The Good... we my wife and I have taken the rebuilding of or credit seriously.? In fact we just bought a new house this past year... my credit score is already back up in the higher 600's (pretty good just a few short years from a bankruptcy I think)

Purpose of the Loan...
My wife is Japanese and we took the family to visit her mother and relatives for the Holidays... this was an expensive trip so we put a lot of this on Credit Cards and I think it would be much better paying this debt off through Prosper rather than the High Interest that is on a couple of these cards.

You'll notice on my account that I have another Prosper Loan that has been Paid Current since Day One, no late payments ever... there is only like $200 left on this loan, and when this listing is funded, that loan will be paid off, the only reason this wasn't completely paid off earlier was because the payment was set up automatically come out of the account each month and it just wasn't that big of an issue for the payments... this is not a bad thing, obviously the interest earned (by the lenders) because all the payments were paid on time every time was a good thing on that loan... and this loan will be approached in the same way, the payments will be set up on auto, and will be paid every month.

I hope you can see we're a good risk, this loan will be used to pay off our higher interest credit cards and further help in the rebuilding of my credit.

Thanks for Bidding.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454726
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,200.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	14.04%	Starting borrower rate/APR:	15.04% / 17.21%	Starting monthly payment:	$180.36

Auction yield range:	14.04% - 14.04%	Estimated loss impact:	14.60%
Lender servicing fee:	1.00%	Estimated return:	-0.56%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1991	Debt/Income ratio:	12%
Basic (1-10):	6	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	1y 2m
Credit score:	660-679 (Apr-2010)	Total credit lines:	17	Occupation:	Professional
Now delinquent:	2	Revolving credit balance:	$16,866	Stated income:	$75,000-$99,999
Amount delinquent:	$2,926	Bankcard utilization:	57%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	deal-admirer	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
AmEx Payoff! We'reBuilding Momentum
Purpose of loan:
This loan will be used to? Payoff an AmEx card at 14% interest.

My financial situation:
I am a good candidate for this loan because? After a failed business we had 21k in credit card debt. These are our debts-no sob story, no bankruptcy, we will?pay them?all off!?Fortunately I?have a job w/ a good salary and we are beginning to make headway.I have not had a late payment in years, and my salary will more than support this Prosper loan, Lat year we had over 20k in credit card debt and now it is?under 14k, and I'd like to accelerate the momentum we are building. The high interest rates are making it take longer-please help! This money is already in our budget, so the loan will be paid without any problems. Even with paying?the Prosper loan we will be saving?money every month in interest that can help pay down other balances.

Monthly net income: $ 5,312.00? (85K YR Gross)

Monthly expenses: $?3,625.00
Every extra dollar we have is going?towards paying this debt off. No vacations. Dinner out?once per quarter. We are on a very tight budget, and are committed to it.

Your investment is?safe!

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454738
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1990	Debt/Income ratio:	29%
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	11 / 10	Length of status:	9y 1m
Credit score:	660-679 (Apr-2010)	Total credit lines:	29	Occupation:	Professional
Now delinquent:	1	Revolving credit balance:	$89,855	Stated income:	$75,000-$99,999
Amount delinquent:	$15,242	Bankcard utilization:	101%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	5
Screen name:	leverage-surfer	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Debt
Purpose of loan:
This loan will be used to pay off debt by being able to make one monthly payment.? Husband was laid off in September 2008, has run out of unemployment and then had heart surgery - please help I can make the monthly payments if I can consolidate.

My financial situation:
I am a good candidate for this loan because?I need to pay these off - I make good money, and have worked in my current job for over 9 years?and can make ends meet but need to consolidate.? I am also working on a loan modification through our bank which should be complete in a month which will also help get monthly payments down.??Please help?any interest rate will work as it will help in the long run

Monthly net income: $ 5500.00

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454744
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.22%	Starting borrower rate/APR:	31.22% / 33.62%	Starting monthly payment:	$215.61

Auction yield range:	11.04% - 30.22%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1995	Debt/Income ratio:	34%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 12	Length of status:	16y 3m
Credit score:	680-699 (Apr-2010)	Total credit lines:	35	Occupation:	Nurse (LPN)
Now delinquent:	0	Revolving credit balance:	$17,740	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	91%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	axamom	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	43 ( 100% )	680-699 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	660-679 (Aug-2008) 700-719 (Oct-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	43
Description
paying off hgh interest loan
Purpose of loan:
This loan will be used to?Pay off a high interest loan
My financial situation:
I am a good candidate for this loan because?I pays all of my bills on time and I make more than the minimum payments. I am in the process of getting on track to become debt free.? ?

Monthly net income: $ 4500

Monthly expenses: $
??Housing: $ Husband Pays
??Insurance: $?paid is full every 6 months??Car expenses: $ husband does car maintenance
??Utilities: $ 100.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 50.00 cook all family meals daily
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 1350.00
??Other expenses: $ 50.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454764
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.32%	Starting borrower rate/APR:	32.32% / 34.73%	Starting monthly payment:	$437.32

Auction yield range:	11.04% - 31.32%	Estimated loss impact:	10.79%
Lender servicing fee:	1.00%	Estimated return:	20.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2000	Debt/Income ratio:	38%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	14 / 11	Length of status:	0y 8m
Credit score:	700-719 (Apr-2010)	Total credit lines:	31	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$4,346	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	43%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	thorough-penny9	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating debt
Purpose of loan:
Payoff credit cards and allow me to consolidate my debt

My financial situation:
I pay all my bills on time each month and have never defaulted on any payment or loan.? I have a secure job and secure income. My credit rating is high with a low risk to lenders. I pay more than the minimum on most if not all my bills.
Monthly net income: $ 2700

Monthly expenses: $
??Housing:?$0.0
??Insurance: $ 97.00
??Car expenses: $ 535?
??Utilities: $ 0.0
??Phone, cable, internet: $ 110
??Food, entertainment: $
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 636.00
??Other expenses: $ 0.0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454772
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	1 / 1	Length of status:	8y 2m
Credit score:	720-739 (Apr-2010)	Total credit lines:	14	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$75	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	25%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	engaging-community9	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business use
Purpose of loan:
This loan will be used to?
Put money into promoting my online business

My financial situation:
I am a good candidate for this loan because?
I have a property for sale right now and will pay it back as soon as the property sells.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454776
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2008	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	3 / 3	Length of status:	2y 0m
Credit score:	700-719 (Apr-2010)	Total credit lines:	4	Occupation:	Engineer - Electric...
Now delinquent:	0	Revolving credit balance:	$721	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	alpiner	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Used RV Purchase -
Purpose of loan:
This loan will be used to finance a used RV that I have purchased.? Since it is 13 years old and purchased through eBay, it is almost impossible to finance through a traditional bank RV loan.

My financial situation:
I have never missed a payment on a credit card or other loan and am extremely financially responsible.? I am a graduating student who owns my own company and will begin work for the U.S. government as a commissioned officer in the NOAA Corps after graduation with a stable income.? I also have reserve funds to easily pay off the full loan amount but prefer financing to spread it over time.

Monthly net income:
Current: $1500
After July: $2900

Monthly expenses: $726
??Insurance: $46
??Car expenses: $200
??Phone, cable, internet: $30
??Food, entertainment: $300
??Clothing, household expenses $50
??Credit cards and other loans: $0 - No running balance on cards
??Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454782
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1984	Debt/Income ratio:	10%
Basic (1-10):	4	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	5 / 4	Length of status:	2y 9m
Credit score:	640-659 (Apr-2010)	Total credit lines:	46	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$3,495	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	5
Screen name:	Fenway1963	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
2010 Payoff
Purpose of loan:
I would like to consolidate my debt.
My financial situation:
I have made some past mistakes, but I am?moving forward and I continue to work work hard to pay my bills.

Monthly net income: $ 3,800

Monthly expenses: $
??Housing: $ 750.00
??Insurance: $ 120.00
??Car expenses: $ 50.00
??Utilities: $ 125.00
??Phone, cable, internet: $ 50.00
??Food, entertainment: $ 125.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 100.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454788
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	7.0%

Starting lender yield:	8.04%	Starting borrower rate/APR:	9.04% / 11.13%	Starting monthly payment:	$318.18

Auction yield range:	8.04% - 8.04%	Estimated loss impact:	7.16%
Lender servicing fee:	1.00%	Estimated return:	0.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1994	Debt/Income ratio:	12%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 6	Length of status:	4y 3m
Credit score:	780-799 (Apr-2010)	Total credit lines:	13	Occupation:	Sales - Commission
Now delinquent:	2	Revolving credit balance:	$2,417	Stated income:	$50,000-$74,999
Amount delinquent:	$443	Bankcard utilization:	15%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	chris40004	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a custom motorcycle
Purpose of loan:
I drive a motorcycle to work every day that the weather permits, because I save about $100 a week vs driving my F-150. I am looking at buying a Big Dog Pitbull motorcycle. This bike is so beautiful I get excited just thinking about it.

My financial situation:
I am a good candidate for this loan because I am a homeowner, with a stable job, and a lot of good things going for me. I bought a beautiful house that appraised for 280k for 80k less than it appraised for. I helped start a company called SafeTec which manufactures the X-Deck that you might have seen on TV. You can check out our websites at www.safeplatforms.com and www.xdeck.com I am responsible and have always paid all my bills. I have great credit and can pay on time every month. I am interested in getting a loan from prosper.com, because I am sick of all this bait and switch techniques I am getting while shopping around for the best loan possible. I filled out an app with CITI that advertised 4-5% interest on your motorcycle loan and then when you get finished and you are approved they call you and tell you that you can get your loan for a 27% interest rate! That made me mad. I have gone to my local bank and I can get a decent loan from them, but I am curious to see what I can get here. If this works out for me I am probably going to start investing in prosper.com, because I lost 14k in the last 2 years playing the stock market. (I WILL NEVER DO THAT AGAIN) It seems like the bankers are the only ones making money.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454794
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.13%	Starting borrower rate/APR:	7.13% / 7.47%	Starting monthly payment:	$30.94

Auction yield range:	3.04% - 6.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1997	Debt/Income ratio:	3%
Basic (1-10):	10	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 7	Length of status:	1y 6m
Credit score:	720-739 (Apr-2010)	Total credit lines:	10	Occupation:	Engineer - Electric...
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	octal	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	12 ( 86% )	720-739 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	2 ( 14% )	580-599 (Nov-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Using prosper to build credit
Purpose of loan:
I have a limited credit history, mainly due to being in Iraq/Afghanistan for much of the past several years.? In order to get my credit score up, I'd like to take multiple installment loans (Prosper, credit unions) for small amounts, 1 year duration, and pay them off successfully.? I will most likely leave the money in my checking account for the duration of the loan.

I want to buy a house in the next few years, so I am investing the time and energy (and fee/interest money) now, to try to get my score from ~720 to >760.

My financial situation:
I am a good candidate for this loan because I do not need the money from the loan!? I can pay the loan at any time out of savings.? I am just doing this to build a positive credit tradeline.? I have a job which pays very well, plus savings.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454800
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$102.57

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1998	Debt/Income ratio:	68%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Retired
Enhanced (1-5):	2	Current / open credit lines:	12 / 12	Length of status:	1y 11m
Credit score:	640-659 (Apr-2010)	Total credit lines:	32	Stated income:	$25,000-$49,999
Now delinquent:	0	Revolving credit balance:	$26,032
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	unassuming-credit0	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Roof Repair
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454806
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1995	Debt/Income ratio:	20%
Basic (1-10):	2	Inquiries last 6m:	7	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	1 / 2	Length of status:	5y 0m
Credit score:	640-659 (Apr-2010)	Total credit lines:	65	Occupation:	Scientist
Now delinquent:	6	Revolving credit balance:	$9,442	Stated income:	$25,000-$49,999
Amount delinquent:	$6,750	Bankcard utilization:	35%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	62
Screen name:	caring-contract	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding funds
Purpose of loan:
This loan will be used to pay off wedding costs. My small wedding is in?2 months and I will need some help to fund it.

My financial situation:
I am a good candidate for this loan because I have a stable job with an excellent monthly income. I will make timely monthly payments. I used to have excellent credit.?A few years ago, I got very sick and lost my job, then my financial?world got turned upside down. Alot of the remarks?that now?is still on?my credit are old and expired. I am working on fixing them.?Now, I'm trying to rebuild my credit slowly, but surely.?

Monthly net income: $3,526

Monthly expenses: $935?
??Housing: $400?
??Insurance: $100?
??Car expenses: $0
??Utilities: $50
??Phone, cable, internet: $35
??Food, entertainment: $150
??Clothing, household expenses $0
??Credit cards and other loans: $200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454824
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.50%	Starting borrower rate/APR:	11.50% / 13.63%	Starting monthly payment:	$329.76

Auction yield range:	4.04% - 10.50%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1998	Debt/Income ratio:	20%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	16 / 16	Length of status:	7y 8m
Credit score:	780-799 (Apr-2010)	Total credit lines:	35	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$59,134	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	63%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	tender-pound5	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to change out the floors
Purpose of loan:
This loan will be used to replace?the old and cracked?tile floors that I have through out the first floor of my home, with new hardwood floors.

My financial situation:
I am a good candidate for this loan because I have never defaulted on ANYTHING in my life which shows that I have extremely good character. I have an MBA with an above average income and therefor the funds to repay my loan, I am an upstanding figure in my community and I have consistant employment and have?worked at my current job for almost 8 years.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454842
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1988	Debt/Income ratio:	Not calculated
Basic (1-10):	3	Inquiries last 6m:	1	Employment status:	Part-time employee
Enhanced (1-5):	2	Current / open credit lines:	20 / 20	Length of status:	14y 1m
Credit score:	660-679 (Apr-2010)	Total credit lines:	42	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$51,442	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	flexible-payment037	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
help me as I was too generous
Purpose of loan:
This loan will be used to? Reduce my massive credit card debt that i achieved after lending over 100,000 to friends and family when they were in need

My financial situation:
I am a good candidate for this loan because?I have always paid my debts and years ago when?an ice cream store I opened?went under I paid off every dime it took me 5 years but I never claimed bankruptcy as I could have. However I wanted to do the right thing. When friends and family needed money that?I had years later?I helped all of them no questions asked. Now after they have not repaid me I am in my own horrible bind. Any and all help would be repaid and greatly appreciated. Thank you.

Monthly net income: $ 5,000

Monthly expenses: $
??Housing: $ 1,500
??Insurance: $
??Car expenses: $435.00
??Utilities: $250.00
??Phone, cable, internet: $250.00?
??Food, entertainment: $400.00
??Clothing, household expenses $200.00?
??Credit cards and other loans: $700.00
??Other expenses: $ 500.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454848
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.13%	Starting borrower rate/APR:	7.13% / 7.47%	Starting monthly payment:	$92.81

Auction yield range:	3.04% - 6.13%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1990	Debt/Income ratio:	4%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	3y 11m
Credit score:	740-759 (Mar-2010)	Total credit lines:	23	Occupation:	Executive
Now delinquent:	4	Revolving credit balance:	$4,792	Stated income:	$100,000+
Amount delinquent:	$3,185	Bankcard utilization:	7%
Public records last 12m / 10y:	0/ 3	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	Mike_ct	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off Credit Card
Purpose of loan:
This loan will be used to? Pay off credit card

My financial situation:
I am a good candidate for this loan because? Great job with 6 figure salary. Would like to re-establish myself
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 454854
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$82.06

Auction yield range:	11.04% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1995	Debt/Income ratio:	22%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	4 / 4	Length of status:	13y 11m
Credit score:	640-659 (Mar-2010)	Total credit lines:	17	Occupation:	Clerical
Now delinquent:	0	Revolving credit balance:	$2,519	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	56%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	15
Screen name:	Crunchberry	Borrower's state:	SouthDakota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit cards
Purpose of loan:
This loan will be used to? be pay off my credit cards

My financial situation:
I am a good candidate for this loan because?i will definitely have the money for payments and i am done with credit cards after this?

Monthly net income: $ 1500

Monthly expenses: $
??Housing: $
??Insurance: $?350
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $ 150
??Food, entertainment: $?400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455006
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	31.00%	Starting borrower rate/APR:	32.00% / 34.41%	Starting monthly payment:	$391.99

Auction yield range:	17.04% - 31.00%	Estimated loss impact:	19.82%
Lender servicing fee:	1.00%	Estimated return:	11.18%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1995	Debt/Income ratio:	127%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	15 / 15	Length of status:	4y 8m
Credit score:	740-759 (Apr-2010)	Total credit lines:	29	Occupation:	Clerical
Now delinquent:	1	Revolving credit balance:	$29,131	Stated income:	$1-$24,999
Amount delinquent:	$944	Bankcard utilization:	25%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	mindful-rupee4	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory for Retail Store
Purpose of loan:
This loan will be used to secure a larger location, purchase a computer system and?increase inventory in our Non Profit Variety Store.? The proceeds from the store go to help families with traveling expenses as they seek medical treatment for their sick child.? Since opening we have outgrown our current location.

My financial situation:
I am a good candidate for this loan because I have ALWAYS paid my bills on time and will do the same with this loan.? Also, by making this loan you are not only assisting myself, but enabling us to assist more families while providing our community with a quality discounted place to shop and stretch their dollars. IThe business currently brings in over $5000 per month on the storefront and we just added an online store as well.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455012
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.68%	Starting borrower rate/APR:	23.68% / 25.97%	Starting monthly payment:	$195.33

Auction yield range:	8.04% - 22.68%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1990	Debt/Income ratio:	24%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 7	Length of status:	2y 2m
Credit score:	700-719 (Apr-2010)	Total credit lines:	12	Occupation:	Other
Now delinquent:	1	Revolving credit balance:	$4,447	Stated income:	$50,000-$74,999
Amount delinquent:	$517	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	vibrant-deal262	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
payoff debt
Purpose of loan:
This loan will be used to? pay off outstanding revolving credit debt

My financial situation:
I am a good candidate for this loan because I want to take steps forward to payoff revolving debt to have a more stable payment method to ensure my credit score?doesn't lower.

Monthly net income: $ 3900????????????

Monthly expenses: $
??Housing: $ 1200
??Insurance: $ 150????
??Car expenses: $ 400
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455018
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	12.01%	Starting borrower rate/APR:	13.01% / 13.36%	Starting monthly payment:	$101.10

Auction yield range:	3.04% - 12.01%	Estimated loss impact:	0.62%
Lender servicing fee:	1.00%	Estimated return:	11.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1984	Debt/Income ratio:	49%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	15 / 15	Occupation:	Retail Management
Credit score:	740-759 (Apr-2010)	Total credit lines:	34	Stated income:	$50,000-$74,999
Now delinquent:	0	Revolving credit balance:	$244,852
Amount delinquent:	$0	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	revenue-beaker	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit card payoff
Purpose of loan:
This loan will be used to?help pay down my high interest credit card debt.?

My financial situation:
I am a good candidate for this loan because? I have a good job and have been employed at the same company for over 20 years

Monthly net income: $ 4600? does not include my wife's salary

Monthly expenses: $
??Housing: $ 1800 mortgage
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455036
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,250.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$282.73

Auction yield range:	17.04% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1994	Debt/Income ratio:	20%
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	4 / 3	Length of status:	4y 0m
Credit score:	600-619 (Apr-2010)	Total credit lines:	12	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$1,324	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	165%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	jobear	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 90% )	600-619 (Latest)
Principal borrowed:	$4,300.00	< mo. late:	3 ( 10% )	600-619 (Mar-2010) 600-619 (Feb-2010) 600-619 (Dec-2009) 640-659 (Sep-2007)
Principal balance:	$942.80	1+ mo. late:	0 ( 0% )
Total payments billed:	30
Description
Trying to get away from debt
Purpose of loan:
The purpose of my second loan is to lump my high interest credit card bills and personal loans into one payment.? Recently, a person from Capital One Visa actually obtained a family member's private cell phone number and after contacting them proceeded to give them confidential details about my account.? Furious with this company, I cut up the credit card immediately.? I owe $1600 on this account and I want to make these people go away.? I make my payments to my accounts trying to pay a little more than the minimum amount due, but they just don't seem to go down.? By borrowing through prosper, I would have one loan due out, and this would be paid off in three years.?

My financial situation:
This would be my second loan with Prosper.? My credit score is not the?greatest due to?my filing?bankruptcy in 2004, which was discharged.? This bankruptcy was the result of my closing a small coffee shop that I owned.? I've made a few bad financial decisions in the last couple of years and my credit has taken another beating.? On 3/4/2010 I received a promotion at the company that I have been with now for 4 years.? I have received a nice raise and have been re-assigned to a location much closer to home.?? ??

I have invited my friends to join as lenders only to find that Prosper is not excepting new lenders from the state of Ohio where I live.? Two of my friends quickly let me?? know that they were unable to join.? None the less, Prosper has helped me once and I hope can help me again.? I refuse to give up.

I appreciate the time you have taken to read my request and hope that even though I am listed as "high risk", you give my loan consideration.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455054
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	23.00%	Starting borrower rate/APR:	24.00% / 26.29%	Starting monthly payment:	$784.66

Auction yield range:	17.04% - 23.00%	Estimated loss impact:	19.32%
Lender servicing fee:	1.00%	Estimated return:	3.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1998	Debt/Income ratio:	50%
Basic (1-10):	3	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	5 / 5	Length of status:	20y 8m
Credit score:	780-799 (Apr-2010)	Total credit lines:	24	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$4,186	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	55%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	framework150	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
consolidating 4 loans
Purpose of loan:
This loan will be used to? pay off the last year on 2 car payments BMW?($7,225 and $10,093); and pay off 1 small loan of? $1800 and $1,000 of extra escrow on our home payment

My financial situation:
I am a good candidate for this loan because??my credit and my wife's?averaged out is over 700. We have diligently made all payments to every entity that we have ever owed money to....in the last 7 years there have been a couple of times (out of hundreds and hundreds)?that by oversight we might have been late by a week or so. Our home is in the 4th year of being paid off with no problems...I have worked at my job for 20 years and my wife 10 years at her place of enployment...We feel lucky to be living in a nice town and are seeking simply better cash flow with this loan...
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455060
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.48%	Starting borrower rate/APR:	9.48% / 9.82%	Starting monthly payment:	$320.24

Auction yield range:	3.04% - 8.48%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	6.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1998	Debt/Income ratio:	16%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	1y 3m
Credit score:	860-879 (Apr-2010)	Total credit lines:	18	Occupation:	Retail Management
Now delinquent:	0	Revolving credit balance:	$568	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	2%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	forceful-duty8	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Inventory expansion funds needed
Purpose of loan:
I own a e-commerce website retailing imported adult novelty toys. The business has been growing beyond my imagination within the past two years and I am looking for a loan to expand my product line which will further increase my customer base.

My financial situation:
I am a good candidate for this loan because?I've always paid off my credit card debt on time without any problems.
Information in the Description is not verified.